Exhibit 99.1

Media contact:
Karla Olsen,
senior manager, media relations
Phone: 888.613.0003
FAX: 316.261.6769
karla_olsen@wr.com

Investor contact:
Bruce Burns,
director, investor relations
Phone: 785.575.8227
bruce_burns@wr.com

WESTAR ENERGY ANNOUNCES 2003 RESULTS

Board offers direction on future dividends; company provides 2004 guidance

TOPEKA, Kan., March 4, 2004 — Westar Energy, Inc. (NYSE:WR) today announced earnings for 2003 of $84 million, or $1.16 per share, compared to a loss of $793.4 million, or $11.06 per share, in 2002.

The company reported fourth-quarter 2003 earnings of $13.7 million, or $0.19 per share, compared to a loss of $99.6 million, or $1.39 per share, for the fourth quarter 2002.

Full year 2003 ongoing earnings, a non-GAAP measure that excludes special items, were $123.8 million, or $1.71 per share, compared to $142.3 million, or $1.98 per share, for the full year 2002. The decrease in ongoing earnings for the year was primarily the result of lower investment earnings from the company’s investment in ONEOK, Inc., which was sold during the year.

Fourth-quarter ongoing earnings were $16.2 million, or $0.22 per share, compared to $41.2 million, or $0.57 per share, for the fourth quarter 2002.

This news release describes “ongoing earnings” in addition to earnings calculated in accordance with generally accepted accounting principles (GAAP). Ongoing earnings is a

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Westar Energy announces year end 2003 results, page 2

non-GAAP financial measure that differs from GAAP earnings because it excludes the effects of certain special or unusual items. Ongoing earnings are reconciled to GAAP earnings in the attachments to this release. Westar Energy believes the measure of ongoing earnings provides investors a useful indicator of results that is comparable between periods because it excludes the effects of special items that may not recur or may occur on an irregular or unpredictable basis. Management uses ongoing earnings to provide a more meaningful view of the company’s fundamental earning power. Such non-GAAP measures are used internally in communicating with management and the company’s Board of Directors with regard to evaluating our business performance. Investors should note that this non-GAAP measure involves judgments by management, including whether an item is classified as a special item. The special items are identified on the attachments included as a part of this release.

Utility Operations

Utility operations contributed earnings for 2003 of $112.4 million, or $1.55 per share, compared to $19.7 million, or $0.27 per share, for 2002. Ongoing earnings from utility operations for 2003 contributed $104.6 million, or $1.44 per share, compared to $77.8 million, or $1.08 per share, for 2002. The increase in ongoing earnings from utility operations for 2003 resulted primarily from increased wholesale revenues and margins. Revenues for 2003 were $1.46 billion compared to $1.42 billion for 2002. The increase in revenues for 2003 resulted from favorable conditions in the wholesale market that offset lower retail sales, the amortization of rate rebates that will be paid to retail utility customers in May 2005 and January 2006, and the loss of revenues associated with the sale of utility assets involving about 10,000 customers to Midwest Energy, Inc.

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Westar Energy announces year end 2003 results, page 3

Utility operations contributed earnings of $10.9 million, or $0.15 per share, for the fourth quarter of 2003 compared to a loss of $1.5 million, or $0.02 per share, for the fourth quarter of 2002. Utility operations contributed ongoing earnings of $14.4 million, or $0.20 per share, for the fourth quarter compared to $9.2 million, or $0.13 per share, for the same period last year. Lower interest expense was the primary reason for the increase in ongoing earnings. The reduced interest expense was partially offset by increased fuel and purchased power costs.

Other Operations

Westar Energy’s other operations include its investment in ONEOK, discontinued operations and other miscellaneous investments. Effective the first quarter 2003, the company classified its monitored security businesses as discontinued operations.

Other operations contributed a loss of $28.4 million, or $0.39 per share, for full year 2003 compared to a loss of $813.1 million, or $11.33 per share, for 2002. Other operations contributed ongoing earnings for 2003 of $19.2 million, or $0.27 per share, compared to ongoing earnings of $64.5 million, or $0.90 per share, for 2002. The decrease in ongoing earnings from other operations for both the fourth quarter and the year was due primarily to lower investment earnings from the company’s investment in ONEOK, which was sold during the year.

Other operations contributed earnings of $2.8 million, or $0.04 per share, for the fourth quarter of 2003 compared to a loss of $98.1 million, or $1.37 per share, for the same period in 2002. Other operations contributed ongoing earnings of $1.9 million, or $0.02 per share, for the fourth quarter of 2003 compared to ongoing earnings from other operations of $32 million, or $0.44 per share, for the same period in 2002.

The company expects its other operations to produce minimal earnings in the future.

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Westar Energy announces year end 2003 results, page 4

Dividend Policy

The Westar Energy Board of Directors today announced its intentions with regard to the company’s dividend policy following achievement of the company’s debt reduction targets later in 2004.

The board stated that its current intention is to begin restoring the dividend payout to a level consistent with similarly situated regulated electric utility companies, moving toward a dividend representing 60 percent to 75 percent of earnings. The board intends in late 2004 to significantly increase the quarterly dividend payable in January 2005.

“Throughout the execution of our debt reduction plan it has been important for us to direct most of our earnings toward reducing our heavy debt burden. Upon achieving the greatest part of our debt reduction goals, which we expect by year end, we can start on a path toward dividend payout levels more typical for regulated electric utilities,” said James Haines, president and chief executive officer.

“Although we expect the indicated annual dividend in January 2005 to still be less than the previous $1.20 annual dividend and less than our long-term target payout ratio, we intend to take a significant step in returning Westar Energy to a financial profile more consistent with competing investment opportunities,” he said.

2004 Guidance

The company announced annual ongoing earnings guidance for 2004 of $1.50 - $1.60 per share. Attachment 4 to this release details the assumptions, guidance for ongoing earnings and business drivers.

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Westar Energy announces year end 2003 results, page 5

Conference Call

Westar Energy’s conference call with the investment community will be at 10 a.m. EST March 4. James Haines, president and chief executive officer, and Mark Ruelle, executive vice president and chief financial officer, will host the call. Investors, media and the public may listen to the conference call by dialing 877-278-9269, code WESTAR. Listeners may access a live webcast of the conference call via the company’s website, www.wr.com. A replay of the call will be available on the website. Members of the news media may direct follow-up questions to Karla Olsen.

Westar Energy, Inc. (NYSE: WR) is the largest electric utility in Kansas, providing electric service to about 644,000 customers in the state. Westar Energy has nearly 6,000 megawatts of electric generation capacity and operates and coordinates more than 34,800 miles of electric distribution and transmission lines.

For more information about Westar Energy, visit us on the Internet at http://www.wr.com.

Forward-looking statements: Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals, including our intentions regarding our dividend policy and our expectations regarding our ongoing earnings for 2004. Although Westar Energy believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are discussed in Westar Energy’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

Attachment 1

WESTAR ENERGY, INC.

CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year to Date December 31,
	2003	2002	2003	2002
Sales	$331,658	$331,052	$1,461,143	$1,423,151

Fuel and Purchased Power	90,273	83,316	390,312	379,500
Depreciation & Amortization	41,801	41,550	167,236	171,807
Operating Expenses (excl. D&A)	137,461	167,774	532,197	597,565

Total Operating Expenses	269,535	292,640	1,089,745	1,148,872

Income from Operations	62,123	38,412	371,398	274,279

Other Income (Expense)	54,028	20,876	97,641	38,190
Interest Expense	48,570	60,830	224,356	235,172
Income Tax Expense (Benefit)	27,159	(29,624)	81,768	(11,519)

Income from Continuing Operations	40,422	28,082	162,915	88,816

Results of Discontinued Operations, Net of Tax	(26,454)	(127,398)	(77,905)	(881,817)

Preferred Dividends	282	247	968	399

Earnings (Loss) Available for Common Stock	$13,686	$(99,563)	$84,042	$(793,400)

Average common shares outstanding	72,815	71,794	72,429	71,732

Basic Earnings (Loss) Per Share	$0.19	$(1.39)	$1.16	$(11.06)

Reconciliation of GAAP to Non-GAAP
Earnings (Loss) Available for Common Stock	$13,686	$(99,563)	$84,042	$(793,400)
Special Items (After-Tax):
Discontinued Operations	(26,454)	(127,398)	(77,905)	(881,817)
Gain on Sale of Utility Assets	(230)	—	7,468	—
Settlement of Call Option	—	—	(8,565)	—
Mark to Market Call Option	—	2,669	(1,311)	(13,616)
Investigation/Litigation Expense	(693)	(2,850)	(5,757)	(2,850)
Employee Severance Expense	—	(13,808)	—	(35,226)
RSU Conversion	—	—	—	(9,766)
Gain on Sale of ONEOK Stock	27,404	—	59,817	—
Loss on Debt Retirement	(18)	662	(7,368)	(928)
IPP Investment Recovery	—	—	—	8,525
Lease Buy-out on Aircraft	(2,542)	—	(6,116)	—

Total Special Items	(2,533)	(140,725)	(39,737)	(935,678)

Ongoing Earnings	$16,219	$41,162	$123,779	$142,278

Basic Ongoing Earnings Per Share	$0.22	$0.57	$1.71	$1.98

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because we believe this measure provides investors with a useful indicator of our results that is comparable between periods because it excludes the effects of special items, that may not recur or occur on an irregular basis. Management uses ongoing earnings to provide a more meaningful view of our fundamental earnings power. This measure is used internally with management and our Board of Directors with regard to evaluating our business performance.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.

Attachment 2

WESTAR ENERGY, INC.

SUMMARY INCOME STATEMENT

UTILITY SEGMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Year to Date December 31,
	2003 Utility Operations	2002 Utility Operations	Over (Under) Prior Period	2003 Utility Operations	2002 Utility Operations	Over (Under) Prior Period
Sales	$331,658	$331,052	$606	$1,461,143	$1,422,899	$38,244

Fuel and Purchased Power	90,273	83,316	6,957	390,312	379,455	10,857
Depreciation & Amortization	41,801	41,550	251	167,226	171,749	(4,523)
Operating Expenses (excl. D&A)	141,151	167,182	(26,031)	528,444	592,635	(64,191)

Total Operating Expenses	273,225	292,048	(18,823)	1,085,982	1,143,839	(57,857)

Income from Operations	58,433	39,004	19,429	375,161	279,060	96,101

Other Income (Expense)	1,389	4,906	(3,517)	(17,328)	(35,025)	17,697
Interest Expense	48,524	55,075	(6,551)	193,369	229,760	(36,391)
Income Tax Expense (Benefit)	126	(9,953)	10,079	51,050	(5,785)	56,835

Income from Continuing Operations	11,172	(1,212)	12,384	113,414	20,060	93,354

Preferred Dividends	282	247	35	968	399	569

Earnings (Loss) Available for Common Stock	$10,890	$(1,459)	$12,349	$112,446	$19,661	$92,785

Average common shares outstanding	72,815	71,794		72,429	71,732
Basic Earnings (Loss) Per Share	$0.15	$(0.02)	$0.17	$1.55	$0.27	$1.28

Reconciliation of GAAP to Non-GAAP
Earnings Available for Common Stock	$10,890	$(1,459)	$12,349	$112,446	$19,661	$92,785
Special Items (After-Tax):
Gain on Sale of Utility Assets	(230)	—	(230)	7,468	—	7,468
Settlement of Call Option	—	—	—	(8,565)	—	(8,565)
Mark to Market Call Option	—	2,669	(2,669)	(1,311)	(13,616)	12,305
Investigation/Litigation Expense	(693)	(2,850)	2,157	(5,757)	(2,850)	(2,907)
Employee Severance Expense	—	(13,808)	13,808	—	(35,226)	35,226
RSU Conversion	—	—	—	—	(9,766)	9,766
Interest on Intercompany Receivable	—	3,362	(3,362)	18,548	3,362	15,186
Lease Buy-out on Aircraft	(2,542)	—	(2,542)	(2,542)	—	(2,542)

Total Special Items	(3,465)	(10,627)	7,162	7,841	(58,096)	65,937

Ongoing Earnings	$14,355	$9,168	$5,187	$104,605	$77,757	$26,848

Basic Ongoing Earnings Per Share	$0.20	$0.13	$0.07	$1.44	$1.08	$0.36

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because we believe this measure provides investors with a useful indicator of our results that is comparable between periods because it excludes the effects of special items, that may not recur or occur on an irregular basis. Management uses ongoing earnings to provide a more meaningful view of our fundamental earnings power. This measure is used internally with management and our Board of Directors with regard to evaluating our business performance.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.

Attachment 3

WESTAR ENERGY, INC.

SUMMARY INCOME STATEMENT

OTHER SEGMENT

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,			Year to Date December 31,
	2003 Other	2002 Other	Over (Under) Prior Period	2003 Other	2002 Other	Over (Under) Prior Period
Sales	$—	$—	$—	$—	$252	$(252)

Cost of Sales	—	—	—	—	45	(45)
Depreciation & Amortization	—	—	—	10	58	(48)
Operating Expenses (excl. D&A)	(3,690)	592	(4,282)	3,753	4,930	(1,177)

Total Operating Expenses	(3,690)	592	(4,282)	3,763	5,033	(1,270)

Income from Operations	3,690	(592)	4,282	(3,763)	(4,781)	1,018

Other Income (Expense)	52,639	15,970	36,669	114,969	73,215	41,754
Interest Expense	46	5,755	(5,709)	30,987	5,412	25,575
Income Tax Expense (Benefit)	27,033	(19,671)	46,704	30,718	(5,734)	36,452

Income from Continuing Operations	29,250	29,294	(44)	49,501	68,756	(19,255)

Results of Discontinued Operations, Net of Tax	(26,454)	(127,398)	100,944	(77,905)	(881,817)	803,912

Earnings (Loss) Available for Common Stock	$2,796	$(98,104)	$100,900	$(28,404)	$(813,061)	$784,657

Average common shares outstanding	72,815	71,794		72,429	71,732

Basic Earnings (Loss) Per Share	$0.04	$(1.37)	$1.41	$(0.39)	$(11.33)	$10.94

Reconciliation of GAAP to Non-GAAP
Earnings (Loss) Available for Common Stock	$2,796	$(98,104)	$100,900	$(28,404)	$(813,061)	$784,657
Special Items (After-Tax):
Discontinued Operations	(26,454)	(127,398)	100,944	(77,905)	(881,817)	803,912
Gain on Sale of ONEOK Stock	27,404	—	27,404	59,817	—	59,817
Loss on Debt Retirement	(18)	662	(680)	(7,368)	(928)	(6,440)
IPP Investment Recovery	—	—	—	—	8,525	(8,525)
Interest on Intercompany Receivable	—	(3,362)	3,362	(18,548)	(3,362)	(15,186)
Lease Buy-out on Aircraft	—	—		(3,574)	—	(3,574)

Total Special Items	932	(130,098)	131,030	(47,578)	(877,582)	830,004

Ongoing Earnings	$1,864	$31,994	$(30,130)	$19,174	$64,521	$(45,347)

Basic Ongoing Earnings Per Share	$0.02	$0.44	$(0.42)	$0.27	$0.90	$(0.63)

“Ongoing earnings” is a non-GAAP (generally accepted accounting principles) financial measure that differs from GAAP earnings because it excludes the effect of special items. Westar Energy provides ongoing earnings in addition to GAAP earnings because we believe this measure provides investors with a useful indicator of our results that is comparable between periods because it excludes the effects of special items, that may not recur or occur on an irregular basis. Management uses ongoing earnings to provide a more meaningful view of our fundamental earnings power. This measure is used internally with management and our Board of Directors with regard to evaluating our business performance.

Investors should note that this non-GAAP measure involves judgments by management including whether an item is classified as a special item. Ongoing earnings should not be considered an alternative to, or more meaningful than, GAAP earnings. Westar Energy’s ongoing earnings may not be comparable to a similarly titled measure of another company.

Attachment 4

WESTAR ENERGY, INC.

2004 ONGOING EARNINGS GUIDANCE

Common equity offering of $100 million - $250 million during 2004

For purposes of these calculations, but not as further guidance as to the precise size or timing of an equity offering, we have assumed the mid-point of our equity range ($175 million) issued mid-year.

Ongoing Earnings Guidance	$1.50 - $1.60

Includes for example:
Native load growth
Increased O&M and capital to improve customer satisfaction
Stable to slightly increasing interest rate environment
Successful refinancing of certain existing debt issues
Phase out of ONEOK and Protection One shared services
Typical fluctuations in fuel cost to meet native load
Proceeds of $10.6 million from corporate-owned life insurance consistent with actuarial estimates

Excludes special items for example:
Stub period ownership of discontinued operations
Vesting of RSU’s for former executives
Potential sale of Protection One senior debt
Potential Protection One contingent value
Debt retirement costs
Potential resolution of arbitration with former management
Unusual business or operational conditions

Sensitivity of Key Earnings Drivers *
+/- 5% heating/cooling degree days	Approximately +/- $0.07
+/- 1% in equivalent forced outage	Approximately +/- $0.04
+/- 5% in wholesale power prices	Approximately +/- $0.02

*	Sensitivity factors should not be considered in isolation. Sensitivity factors considered together can either magnify or dampen their respective impact. While the estimated impact of these sensitivity factors is believed by management to be reliable, such estimated impacts are based on historical relationships and business dynamics that change over time. Moreover, the relationship these factors have on earnings is not necessarily linear as the magnitude of the sensitivity factors change.